UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2014

FleetCor Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35004	72-1074903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5445 Triangle Parkway, Suite 400, Norcross, Georgia	30092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 449-0479

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2014, FleetCor Technologies, Inc. (the “Company”) entered into a new $3.355 billion Credit Agreement (the “Credit Agreement”), by and among the Company, as guarantor, FleetCor Technologies Operating Company, LLC (“FTOC”), as a borrower and guarantor (the “Domestic Borrower”), certain of the Company’s foreign subsidiaries as borrowers (together with the Domestic Borrower, the “Borrowers”), Bank of America, N.A., as administrative agent, swing line lender and L/C issuer and a syndicate of financial institutions (the “Lenders”). The Credit Agreement provides for senior secured credit facilities (the “Senior Credit Facilities”) consisting of (a) a revolving A credit facility in the amount of up to $1.0 billion, with sublimits for letters of credit, swing line loans and multicurrency borrowings, (b) a revolving B facility in the amount of up to $35 million for loans in Australian Dollars or New Zealand Dollars, (c) a term loan A facility in the amount of up to $2.02 billion and (d) a term loan B facility in the amount of up to $300 million. The Credit Agreement provides for additional commitments in an aggregate amount of up to $430 million that may be borrowed as increases in the term loan A facility or the term loan B facility on the date of the initial borrowing under the Credit Agreement.

The term notes are payable in quarterly installments which are due on the last business day of each March, June, September, and December with the final principal payment of the term loan A due five years after the initial borrowing date of the Senior Credit Facilities and the final principal payment of the term loan B due seven years after the initial borrowing date of the Senior Credit Facilities. Borrowings on the revolving line of credit are repayable on the fifth anniversary of the initial borrowing date. Borrowings on the foreign swing line of credit are due no later than ten business days after each such loan is made. Loans are subject to certain mandatory prepayment requirements for dispositions, debt issuances and excess cash flow.

The Credit Agreement contains representations, warranties and events of default, as well as certain affirmative and negative covenants, customary for financings of this nature, which will become effective upon the initial borrowing date. These covenants include limitations on the Company’s ability to pay dividends and make other restricted payments under certain circumstances and compliance with certain financial ratios. Upon the occurrence and during the continuance of an event of default under the Credit Agreement, the Lenders may declare the loans and all other obligations under the Credit Agreement immediately due and payable. The obligations of the Borrowers under the Credit Agreement will be guaranteed by the Company, the Domestic Borrower and the Company’s domestic subsidiaries pursuant to a separate guaranty agreement that will be signed on the initial borrowing date.

The obligations of the Borrowers under the Credit Agreement will be secured by all or substantially all of the assets of the Company and its domestic subsidiaries, pursuant to a separate security agreement that will be signed on the initial borrowing date, and will include a pledge of shares of its domestic subsidiaries and a pledge of 66% of the voting shares of its first-tier foreign subsidiaries, but excluding real property, personal property located outside of the United States, accounts receivables and related assets subject to a securitization, and certain investments required under the money transmitter laws to be held free and clear of liens.

The Company anticipates the initial borrowing will be made under the Credit Agreement when it closes the anticipated acquisition of Comdata Inc. In the meantime, the Company’s current facility will remain in place. The commitments under the Credit Agreement will terminate if the initial borrowing does not occur on or prior to May 11, 2015 or if the agreement for the acquisition of Comdata Inc. is terminated.

Proceeds from the new credit facility are intended to be used to refinance the Company’s existing indebtedness under its 2011 Credit Facility with Bank of America, N.A. and the other lenders party thereto (the “2011 Facility”), and to pay off existing indebtedness of Comdata Inc. in connection with the Company’s anticipated acquisition of Comdata Inc. during the fourth quarter of this year.

Interest on amounts outstanding under the Credit Agreement (other than the term loan B facility) will accrue based on the LIBOR Rate (the Eurocurrency Rate) published on the applicable Bloomberg screen page or other source designated by Bank of America, N.A., as administrative agent, plus a margin based on a leverage ratio and ranging from 1.00 to 2.00% per annum, or at the option of the Company, the Base Rate (defined as the rate equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the prime rate announced by Bank of America, N.A., or (c) the Eurocurrency Rate plus 1.00%) plus a margin based on a leverage ratio and ranging from 0.00% to 1.00% per annum. Interest on Eurocurrency Rate Loans denominated in New Zealand Dollars will be based on the Bank Bill Reference Bid Rate, and interest on Eurocurrency Rate Loans denominated in Australian Dollars will be based on the Bank Bill Swap Reference Bid Rate. Interest on the term loan B facility will accrue based on the Eurocurrency Rate or the Base Rate, as described above, except that the applicable margin is fixed at 3% for Eurocurrency Rate Loans and at 2% for Base Rate Loans. Interest will be payable by the Company on the last day of each interest period. In addition, the Company has agreed to pay a quarterly commitment fee at a rate per annum ranging from 0.20% to 0.40% of the daily unused portion of the credit facility.

Certain of the parties to the Credit Agreement are also parties to the Company’s accounts receivable securitization facility. At this time there are no other material relationships between the Company and the various parties to the above disclosed agreements. Affiliates of the parties to the agreements disclosed above and the Company have engaged one another and may engage one another in the future in the ordinary course of business.

Item 2.02 Results of Operations and Financial Condition.

On October 30, 2014, FleetCor Technologies, Inc. issued a press release announcing its financial results for the three and nine months ended

September 30, 2014. A copy of the press release is attached as Exhibit 99.1, which is incorporated by reference in its entirety. The information in this item, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by FleetCor Technologies, Inc. under the Securities Act of 1933, as amended, unless specifically identified as being incorporated into it by reference.

Item 2.03 Creation of a Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, the contents of which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. 99.1 FleetCor Technologies, Inc. press release dated October 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FleetCor Technologies, Inc.

October 30, 2014	By:	/s/ Eric R. Dey
Eric R. Dey
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	FleetCor Technologies, Inc. press release dated October 30, 2014.